PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2013


                             Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $100,000,000


CUSIP Number:                 59018Y BD2


Interest Rate:                7.15000%


Original Issue Date:          Sept. 12, 2000


Stated Maturity Date:         Sept. 15, 2004


Interest Payment Dates:       Each March 15th and September 15th,  commencing on
                              March 15th,  2001,  subject to Modified  Following
                              Business Day Convention.

Repayment at the Option
of the Holder:                The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank


Dated:                        Sept. 7, 2000